SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

      Filed by registrant  [X]
      Filed by a party other than the registrant[ ]
      Check the appropriate box:
       [ ]  Preliminary proxy statement
       [X]  Definitive proxy statement
       [ ]  Definitive additional  materials
       [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         The Future Germany Fund, Inc.
                (Name of Registrant as Specified in Its Charter)
                         The Future Germany Fund, Inc.
                   (Name of Person(s) Filing Proxy Statement)

   Payment of filing fee (Check the appropriate box):
   [x]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
   [ ]  $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4) Proposed maximum aggregate value of transaction:

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, schedule or registration statement no.:

         (3) Filing party:

         (4) Date filed:

                         THE FUTURE GERMANY FUND, INC.
                              31 West 52nd Street
                            New York, New York 10019

                              --------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                 March 27, 1995
                              --------------------


To our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of The Future Germany Fund, Inc. (the "Fund") will be held at 10:00 A.M., New York time, on March 27, 1995 at the offices of Deutsche Bank Securities Corporation, 31 West 52nd Street, 2nd Floor, New York, New York for the following purposes:

       1. To elect four Directors.

       2. To ratify the selection by the Board of Directors of Price Waterhouse LLP as independent accountants for the fiscal year ending October 31, 1995.

       3. To consider, if presented, a stockholder proposal.

       4. To consider and act upon any other business as may come before the meeting or any adjournment thereof.

     Only holders of record of Common Stock at the close of business on February 6, 1995 are entitled to notice of and to vote at this meeting or any adjournment thereof.



                                                      Robert R. Gambee
                                                      Secretary

Dated:     March 6, 1995



WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT TO THE FUND. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

                         THE FUTURE GERMANY FUND, INC.
                              31 West 52nd Street
                            New York, New York 10019


                         Annual Meeting of Stockholders
                                 March 27, 1995
                                ---------------

                                PROXY STATEMENT
                                ---------------

     This proxy statement is furnished by the Board of Directors of The Future Germany Fund, Inc. (the "Fund") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 10:00 A.M., New York time, on March 27, 1995 at the offices of Deutsche Bank Securities Corporation, 31 West 52nd Street, 2nd Floor, New York, New York. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders.

     If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. However, if no instructions are specified, shares will be voted FOR the election of Directors, FOR the ratification of the selection of independent accountants and AGAINST the stockholder proposal. A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or a subsequently executed proxy, or by attendance at the Meeting and voting in person.

     The close of business on February 6, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date, the Fund had 12,027,363 shares of Common Stock outstanding and entitled to vote. Each share will be entitled to one vote on each matter that comes before the Meeting. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to stockholders on or about March 6, 1995.

     The election of Directors (Proposal 1) and the ratification of the selection of Price Waterhouse LLP as independent accountants for the Fund (Proposal 2) require the affirmative vote of the holders of a majority of the shares represented at the Meeting. The stockholder proposal (Proposal 3) is advisory in nature and does not involve any required minimum number of votes. The Fund intends to treat properly executed proxies that are marked "abstain" and broker non-votes (defined below) as present for the purposes of determining whether a quorum has been achieved at the Meeting. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, it represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power).

     The date of this Proxy Statement is March 6, 1995.

                                  INTRODUCTION

     The Board of Directors of the Fund has nominated four directors for election at the Meeting (Proposal 1) and approved the selection of Price Waterhouse LLP as independent accountants for the Fund for the fiscal year ending October 31, 1995, for ratification by the stockholders at the Meeting (Proposal 2). The effectiveness of each of Proposals 1 and 2 requires the affirmative vote of the holders of a majority of the shares present at the Meeting. The Board of Directors recommends against the stockholder proposal (Proposal 3).


                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Fund's By-Laws provide that the Board of Directors be divided into three classes of Directors serving staggered three-year terms. The term of office for Directors in Class I expires at the 1995 annual meeting, Class II at the next succeeding annual meeting and Class III at the following succeeding annual meeting. Four Class I nominees are proposed in this Proxy Statement for election.

     Should any vacancy occur on the Board of Directors, the remaining Directors, though less than a quorum, would be able to fill such vacancy for the unexpired term by the vote of a majority of their number, as at present. Any Director elected by the Board to fill a vacancy would hold office for the unexpired portion of the term of the Director whose place has been filled. A Director elected by the Board to fill a newly created directorship resulting from an increase in the number of Directors will hold office until the next election of the class for which that Director was chosen. If the size of the Board is increased, the additional Directors will be apportioned among the three classes to make all classes as nearly equal as possible.

     Unless authority is withheld, it is the intention of the persons named in the form of proxy to vote each proxy for the election of the nominees listed below. Each nominee has indicated he will serve if elected, but if any nominee should be unable to serve, proxies will be voted for any other person determined by the persons named in the form of proxy in accordance with their judgment. Each of the nominees is currently a member of the Board of Directors.


Information Regarding Directors and Officers

     The following table shows certain information about the Directors, including beneficial ownership of Common Stock of the Fund. Each has served as a Director of the Fund since the Fund's inception in 1990, except for Prof. Dr. Kohler and Mr. Macmillan-Scott, who were elected to the Board on May 10, 1991 and December 16, 1994, respectively.

     The Class I Directors identified below have been nominated for election at the 1995 Annual Meeting. The terms of the Class II and the Class III Directors continue.

                                                                                                Shares of Common Stock
                                                                                                   Beneficially Owned,
                                                                                                Directly or Indirectly,
     Name                 Age  Position with Fund Principal Occupations During Past Five Years  at February 6, 1995 (1)
     ----                 ---  ------------------ --------------------------------------------  -----------------------
Dr. Rolf-Ernst            56   Chairman,          Member of the Board of Managing Directors                 --
Breuer(2)(3                     President and        of Deutsche Bank AG. Chairman of the
   Class I                      Director             Supervisory Board of DBAM. Member
                                                     of the Board of Managing Directors of
                                                     Deutsche Bank North America Holding
                                                     Corp. Member of the Supervisory Board
                                                     of Badenwerk AG. Deputy Chairman
                                                     of the Supervisory Board of Durr
                                                     Beteiligungs AG. Member of the
                                                     Supervisory Board of Klockner Werke
                                                     AG. Member of the Supervisory Board
                                                     of Preussag AG. Chairman of the Board of
                                                     Directors of Euroclear Clearance System
                                                     Societe Cooperative. Chairman of the
                                                     Supervisory Board of Deutsche Borse AG.
                                                     Chairman of the Supervisory Board of
                                                     DLW AG. Member of the Supervisory
                                                     Board of Salamander AG. Member of
                                                     the Supervisory Board of Dyckerhoff AG.

Detlef                    51   Director           Partner of Sal. Oppenheim Jr. & Cie KGaA.                 --
Bierbaum(3)                                          Chairman of the Supervisory Board of
  Class I                                            Rheinische Kapitalanlagegesellschaft mbH.
                                                     Member of the Supervisory Board of Nanz
                                                     Stiftung. Member of the Supervisory
                                                     Board of ESCADA AG. Member of the
                                                     Supervisory Board of Klockner-Humboldt-
                                                     Deutz AG. Member of the Board of
                                                     Managing Directors of Oppenheim
                                                     International Finance. Member of the
                                                     Supervisory Board of Deutsche Kontinentale
                                                     Ruckversicherungs-Actiengesellschaft.
                                                     Member of the Supervisory Board of Tertia
                                                     Handelsbeteiligungsgesellschaft mbH.
                                                     Member of the Supervisory Board
                                                     of Douglas AG.


                                       3

                                                                                                Shares of Common Stock
                                                                                                   Beneficially Owned,
                                                                                                Directly or Indirectly,
     Name                 Age  Position with Fund Principal Occupations During Past Five Years  at February 6, 1995 (1)
     ----                 ---  ------------------ --------------------------------------------  -----------------------


James Macmillan-          42   Director           Managing Director of DBSC.                                --
Scott(2)(3)                                          Chief Executive Officer of
   Class I                                           The Germany Fund, Inc.,
                                                     The New Germany Fund, Inc.
                                                     and The Future Germany Fund, Inc.
                                                     (1992-1994). Director of European
                                                     Equity of Merrill Lynch, Pierce, Fenner
                                                     & Smith Incorporated (1989-1992).

Edward C. Schmults        63   Director           Member of the Board of Directors of GP                   502
  Class I                                            Financial Corp. Member of the Board of
                                                     Trustees of The Edna McConnell Clark
                                                     Foundation. Senior Vice President-
                                                     External Affairs and General Counsel
                                                     of GTE Corporation (1984-1994).
                                                     Deputy Attorney General of the U.S.,
                                                     Department of Justice (1981-1984).
                                                     Partner, White & Case (1965-1973 and
                                                     1977-1981).

John A. Bult(2)(3)        57   Director           Chairman of PaineWebber International,                 2,106
  Class II                                           Director of PaineWebber Group, Inc.
                                                     Director of The Brazilian Equity
                                                     Fund, Inc., The France Growth Fund, Inc.
                                                     and The Greater China Fund, Inc.

Dr. Juergen F.            55   Director           Chairman of the Board of Executive                        --
Strube                                               Directors of BASF AG. Chairman and
   Class II                                          President of BASF Corporation
                                                     (1985-1988).

Robert H.                 54   Director           President of Robert H. Wadsworth                        308
Wadsworth(2)                                         & Associates, Inc. Member of the Boards
   Class II                                           of Supervisory Directors of ML High
                                                     Yield-Treasury Securities Fund N.V.
                                                     and ML High Yield-Treasury Securities
                                                     Fund II N.V.



                                       4

                                                                                                Shares of Common Stock
                                                                                                   Beneficially Owned,
                                                                                                Directly or Indirectly,
     Name                 Age  Position with Fund Principal Occupations During Past Five Years  at February 6, 1995 (1)
     ----                 ---  ------------------ --------------------------------------------  -----------------------

Prof. Dr. Claus           66   Director           Member of the Administrative Board of                     --
Kohler                                               Bundesanstalt fur Vereinigungsbedingte
  Class III                                          Sonderaufgaben  (since 1994). Member
                                                     of the Administrative Board of
                                                     Treuhandanstalt (1990-1994). Member
                                                     of the Board of Governors and of the
                                                     Central Bank Council of Deutsche
                                                     Bundesbank (until 1990). Deputy
                                                     Chairman of the Supervisory Board
                                                     of Deutsche Verkehrs-Bank AG.
                                                     Member of the Advisory Board of
                                                     Westfalische Hypothekenbank AG.
                                                     Member of the Advisory Panel to the
                                                     Board of Governors of the Central
                                                     Bank of Oman. Member of the Board
                                                     (Kuratorium) of the Institute of
                                                     Empirical Economic Research. Professor
                                                     of Economics, University of Hannover.
                                                     Professor of Economics, University of
                                                     Frankfurt a.M.

Christian H.              50   Director           Managing Director of DWS-Deutsche                       502
Strenger(2)(3)                                       Gesellschaft fur Wertpapiersparen mbH
   Class III                                         (since 1991). Managing Director of
                                                     Deutsche Bank Securities Corporation
                                                     (1986-1991).

Werner Walbrol            55   Director           President and Chief Executive Officer                   200
  Class III                                          of the German-American Chamber
                                                     of Commerce. Member of the
                                                     United States German Youth Exchange
                                                     Council. Director of TUV Rheinland of
                                                     North America, Inc. President and
                                                     Director of German American
                                                     Partnership Program.


                                       5

                                                                                                Shares of Common Stock
                                                                                                  Beneficially Owned,
                                                                                                Directly or Indirectly,
     Name                 Age  Position with Fund Principal Occupations During Past Five Years  at February 6, 1995 (1)
     ----                 ---  ------------------ --------------------------------------------  -----------------------

Otto Wolff von            75   Director           Chairman of the Board of Otto                        1,263
Amerongen                                            Wolff Industrieberatung &
   Class III                                         Beteiligungen GmbH (industrial
                                                     consulting). Chairman of the
                                                     German East-West Trade Committee.
                                                     Honorary Chairman of the Association
                                                     of German Chambers of Industry and
                                                     Commerce (since 1988). Director of
                                                     Exxon Corp. (until 1989). Chairman
                                                     of the Board of Management of the
                                                     Otto Wolff von Amerongen Foundation.
                                                     Member of the Atlantic Advisory
                                                     Council of United Technologies Corp.
                                                     (until 1992). Chairman of the Supervisory
                                                     Board of DWA, Deutsche Waggonbau AG.
                                                     Member of the Advisory Council of
                                                     AllianzVersicherungs-AG (until February
                                                     1994). Member of the Advisory Council
                                                     of Creditanstalt-Bankverein. President
                                                     of the German Society for East European
                                                     Studies. Member of the Board of
                                                     Directors of the German Society for
                                                     Foreign Affairs.


- ------------------

(1)As of February 6, 1995, all Directors and officers as a group owned less than 1% of the outstanding Common Stock of the Fund.

(2)Indicates that Messrs.  Bult,  Macmillan-Scott,  Strenger,  Wadsworth and Dr.
   Breuer each also serves as a Director of The New Germany Fund, Inc., one of the two other closed-end registered investment companies for which Deutsche
   Bank Securities Corporation, the manager of the Fund ("DBSC" or the "Manager"), acts as manager.

(3)Indicates  "interested" Director, as defined in the Investment Company Act of
   1940, as amended (the "1940 Act").  Mr. Bierbaum is an "interested"  Director because of his affiliation  with Sal.  Oppenheim Jr. & Cie KGaA, which is the parent company of a registered  broker-dealer;  Dr. Breuer is an "interested"
   Director  because of his affiliation with Deutsche Asset Management GmbH, the investment  adviser to the Fund ("DBAM" or the  "Investment  Adviser"),  with
   Deutsche  Bank  North  America  Holding  Corp.  and  with  Deutsche  Bank  AG
   ("Deutsche Bank"), of which DBSC is a wholly-owned  indirect subsidiary;  Mr.
   Bult is an "interested"  Director because of his affiliation with PaineWebber
   Incorporated,   a  registered   broker-dealer;   Mr.  Macmillan-Scott  is  an
   "interested"  Director because of his affiliation with DBSC; and Mr. Strenger is an  "interested"  Director  because of his affiliation  with  DWS-Deutsche
   Gesellschaft fur  Wertpapiersparen  ("DWS"),  a majority-owned  subsidiary of
   Deutsche Bank.

(4)  Indicates  that Messrs.  Macmillan-Scott,  Strenger and Dr. Breuer each own
     shares  of  Deutsche  Bank,  of  which  DBAM  and  DBSC  are   wholly-owned
     subsidiaries. As of February 6, 1995, each such Director owned less than 1%
     of the outstanding shares of Deutsche Bank, respectively.


     Each Director also serves as a Director of The Germany Fund, Inc., one of the two other closed-end registered investment companies for which DBSC acts as manager.

     The Board of Directors presently has an Audit Committee composed of Messrs. Schmults, Wadsworth and Walbrol. The Audit Committee makes recommendations to the full Board with respect to the engagement of independent accountants and reviews with the independent accountants the plan and results of the audit engagement and matters having a material effect upon the Fund's financial operations. The Audit Committee met twice during the fiscal year ended October 31, 1994. In addition, the Board has an Advisory Committee composed of Messrs. Schmults, Wadsworth and Walbrol. The Advisory Committee makes recommendations to the full Board with respect to the Management Agreement between the Fund and DBSC and the Investment Advisory Agreement between the Fund and DBAM (formerly known as Capital Management International GmbH of Deutsche Bank). The Advisory Committee met once during the past fiscal year. At the present time, the Board of Directors has no compensation or nominating committees, or other committees performing similar functions.

     During the past fiscal year, the Board of Directors had four regular meetings and one special meeting, and each incumbent Director, with the exception of Dr. Strube, attended at least 75% of the aggregate number of meetings of the Board and meetings of Board Committees on which that Director served.

     The Fund pays each of its Directors who is not an interested person of the Fund, the Investment Adviser or the Manager an annual fee of $7,500 plus $750 for each meeting attended. Each such Director who is also a Director of The Germany Fund, Inc. or The New Germany Fund, Inc. also receives the same annual and per-meeting fees for services as a Director of each such fund. Each of the Fund, The Germany Fund, Inc. and The New Germany Fund, Inc. reimburses the Directors for certain out-of-pocket expenses, such as travel expenses in connection with Board meetings. The following table sets forth the aggregate compensation from the Fund for the fiscal year ended October 31, 1994, and from the Fund and such other two funds for the year ended December 31, 1994, for each Director who is not an employee of Deutsche Bank, DWS, DBSC or DBAM, and for all such Directors as a group:

                                                                            Total Compensation From Fund,
                                                 Aggregate Compensation      The Germany Fund, Inc. and
             Name of Director                           From Fund            The New Germany Fund, Inc.
             ----------------                    ----------------------      --------------------------
         Otto Wolff von Amerongen                         $ 9,750                    $  19,500
         Edward C. Schmults                               $15,000                    $  30,000
         Werner Walbrol                                   $15,000                    $  29,250
         Robert H. Wadsworth                              $15,000                    $  45,750
         Dr. Juergen F. Strube                            $ 9,000                    $  18,000
         Prof. Dr. Claus Kohler                           $10,500                    $  21,750
                                                          -------                    ---------
                            Total                         $74,250                    $ 164,250
                                                          =======                    =========

     No compensation is paid by the Fund to Directors or officers who are employees of Deutsche Bank, DWS, DBSC or DBAM.

     The officers of the Fund other than as shown above are:

          Name               Age    Position with Fund          Principal Occupations During Past Five Years
          ----               ---    ------------------          --------------------------------------------

G. Richard Stamberger        47    Chief Executive Officer       Managing Director of DBSC (since 1993).
                                     and Executive                 Managing Director of C.J. Lawrence, Inc.
                                     Vice President                (1990-1993). Managing Director of Pru-
                                                                   dential Equity Management Associates at
                                                                   the Prudential Insurance Co. of America
                                                                   (1984-1989).

Robert R. Gambee             51    Vice President, Secretary     Director of DBSC (since 1992). First Vice
                                     and Treasurer                 President of DBSC (1987-1991).

Joseph Cheung                35    Assistant Secretary and       Assistant Vice President (since 1994) and
                                    Assistant Treasurer            Associate (1991-1994) of DBSC. Senior
                                                                   Accountant at Deloitte & Touche
                                                                   (prior thereto).

     The officers of the Fund are elected annually by the Board of Directors at their meeting following the Annual Meeting of Stockholders.

            The Board unanimously recommends a vote FOR Proposal 1.


     Required Vote. The affirmative vote of the holders of a majority of the shares represented at the Meeting is required for the election of each Director.

                PROPOSAL 2: SELECTION OF INDEPENDENT ACCOUNTANTS

     A majority of members of the Board of Directors, including a majority of the members of the Board of Directors who are not "interested" Directors (as defined in the 1940 Act) of the Fund have selected Price Waterhouse LLP as independent accountants for the Fund for the fiscal year ending October 31, 1995. The ratification of the selection of independent accountants is to be voted upon at the Meeting and it is intended that the persons named in the accompanying Proxy will vote for Price Waterhouse LLP. A representative of Price Waterhouse LLP will be present at the Meeting and will have the opportunity to make a statement and is expected to be available to answer appropriate questions concerning the Fund's financial statements.

            The Board unanimously recommends a vote FOR Proposal 2.

     Required Vote. The affirmative vote of the holders of a simple majority of the shares represented at the Meeting is required for the ratification of the selection by the Board of Directors of Price Waterhouse LLP as independent accountants for the fiscal year ending October 31, 1995.

                        PROPOSAL 3: STOCKHOLDER PROPOSAL

     A beneficial owner (the "proponent") of Common Stock of the Fund has informed the Fund that he intends to present a proposal for action at the Meeting. The proponent's name and address and the number of shares owned by him will be furnished by the Secretary of the Fund upon request.

     "RESOLVED: That the stockholders request that the Board of Directors permit stockholders to realize the full net asset value of their shares by approving and submitting to stockholders, within 60 days, a plan whereby The Future Germany Fund, Inc. ("Fund") would be liquidated."

     The proponent has requested that the following statement be included in the proxy statement in support of the proposal:

           "The Fund is selling at an exceptionally large discount to its net asset value. According to the New York Times, the Fund's discount on January 27, 1995 was 19.06% -- among the highest of any European closed-end funds. Similarly, according to PaineWebber Inc., the Fund's average discount for the quarter ended December 16, 1994 was the greatest of any European fund except for the New Germany Fund (which had an equally high discount). The fact that another Germany fund was tied with our Fund for this dubious distinction is no coincidence: Since there are four closed-end Germany funds, the supply of these funds simply exceeds the demand. Thus, even though the price of the stocks your Fund owns has increased along with the rest of the German market, the price at which you can sell your Fund shares has remained depressed.

           "Shareholders of the Germany Fund of Canada recently voted to convert that fund into an open-end mutual fund. They did so after a financial advisor hired by the Germany Fund of Canada (which was trading at a smaller discount than our Fund is) concluded that failure to liquidate or open-end that fund would prevent stockholders from selling their stock near its net value.

           "The same is true of our Fund: if this proposal passes and the Fund liquidates, the Fund would simply sell all the stocks it owns and distribute the net proceeds to shareholders. For example, if the Fund had liquidated at the end of 1994, it could have distributed almost $18.35 per share to shareholders, representing a rapid profit to shareholders of almost $4 per share over the market price.

           "Management's opposition to this resolution presents some curious arguments. Management contends `liquidation would entail significant expenses.' However, the costs identified by management are only $0.12 per share -- a tiny fraction of the $4 per share discount. Management raises the fear that liquidation of the Fund would depress the price of stocks it owns. But this seems highly unlikely given the small size of the Fund's holdings relative to the market value of the major multinational companies in which it owns shares. Moreover, nothing in the resolution requires that the Fund's liquidation be instantaneous; management would surely not contend that the Fund's ordinary stock sales (it sold more than 30% of its portfolio in each of the last four years) depressed prices on the Frankfurt stock exchange. Management's argument that certain tax benefits would be `lost' is speculative, whereas the gains from liquidation are not.

           "Management also contends that `discounts are not inherently bad,' suggesting that a future narrowing of the discount `would represent a favorable investment opportunity.' By this statement, management is advocating that shareholders buy more Fund shares if their price rises (without the net asset value rising); why this would be a wise investment decision is completely unclear. Finally, management notes it has repurchased Fund shares. Yet the Germany Fund of Canada's repurchase of more than 1,000,000 of its own shares failed to reduce its discount. The same is apparently true of our Fund, the discount of which has been widening.

           "If this resolution succeeds, stockholders who wish to continue their investment in German stocks could reinvest their distributions in one of the other three German closed-end funds, or in an open-end mutual fund investing in Germany, or directly in German stocks. If this resolution is not adopted, stockholders would be forced either to sell their shares at prices below their net value or to wait and hope that the discount will narrow. Given the overabundance of Germany funds and the increasing ease of buying foreign securities directly, the latter may never happen.

           "I have been a shareholder of the Fund since 1991. Please act in your own interest by voting for this resolution.

           "Please call me at 510-559-9795 if you'd like to discuss this."


                 OPPOSING STATEMENT OF YOUR BOARD OF DIRECTORS

     For the reasons discussed below, the Board of Directors unanimously recommends that you vote AGAINST this stockholder proposal.

     Long-Term Investment Opportunities Would Be Lost. Your Fund has been conceived as a vehicle for long-term investment through participation in a professionally managed equity portfolio. Your Fund offers the diversification and efficiency of investment that may not be available to an individual investor because of the difficulties of direct foreign investments. Your Board of Directors believes that your Fund has been successful in its objective and is pleased with the performance of the investment manager. During 1993 and 1994 the Standard & Poor's 500 Stock Index (the U.S. equity market's most widely followed benchmark) increased 5.49%, whereas the market price return on your Fund shares (including reinvestment of dividends) was 34.3% during the same two-year period. Liquidation of your Fund would deprive all stockholders of the future opportunity for long-term investment gain.

     Benefits of Liquidation Are Exaggerated. Liquidation of your Fund would not produce the benefits suggested in the proposal (which as required by Maryland law is advisory only). Liquidation would entail significant expenses, probably depressed prices for your Fund's portfolio securities, loss of valuable tax benefits to shelter future investment gains, potentially significant tax liabilities to investors on liquidation and forced investor brokerage costs on reinvestment. Also, due to the uncertain timing of a formal liquidation (which would require approval of your Board of Directors, a second stockholder vote and a 662/3% stockholder approval), the market price of your Fund shares could be very different by then. For all of these reasons, the $4 per share "profit" suggested by the proponent could easily disappear.

     First, in a liquidation your Fund would incur brokerage costs on the sale of its portfolio of stocks of about $0.9 million, as well as numerous direct costs, including expenses of a second proxy and stockholder meeting, otherwise unnecessary legal and accounting fees and probable loss of certain assets such as foreign withholding tax receivables. Using year-end data, all these costs would approximate $1.5 million. There may be other unidentified costs that must be borne by the Fund.

     Second, a liquidation-oriented sale of your Fund's substantial portfolio holdings in a number of stocks could depress those share prices. It is not possible to estimate the extent to which such a sale would influence these shares' prices, since this is dependent on the general market environment at the time of sale. However, it is an indication of the potential for depressing these prices that there were several days during 1994 when the value of your Fund's holdings was equivalent to more than 10% of the entire day's trading volume in all stocks on the Frankfurt Stock Exchange.

     Third, liquidating your Fund would force it to abandon valuable tax benefits ($17 million at year-end) that would otherwise be available to shelter future realized capital gains from mandatory taxable distribution to you.

     Fourth, as stockholders you would be subject to applicable Federal, state and local income taxes on the difference between the net liquidation proceeds received from your Fund and your tax basis in Fund shares (just as if you sold your shares in the market for a price equal to the net liquidation proceeds). In addition to these taxes, you would incur brokerage or other transaction costs if you reinvested in another fund as suggested by the proponent.

     The proponent makes it sound as though a liquidation of your Fund would be "easy money" for stockholders. The reality is quite different. In summary, you could end up with a lot less.

     Discounts Are Not Inherently Bad. For example, discounts permit investors to purchase additional Fund shares with significantly more than a dollar of net assets working for them for every dollar invested. Closed-end fund share price discounts from net asset value have been much studied and discussed. Management of your Fund has formally studied discounts as well. Coefficients of correlation between your Fund's discount since inception and changes in German share prices, the dollar/Deutsche Mark exchange rate and other likely influences on supply and demand for your Fund account for only about half of the changes in your Fund's discount, leaving the remaining influences on its discount unexplained. These changes can be very substantial and highly volatile. For example, during 1993 and 1994, your Fund traded between a premium of 0.5% and a discount of 21.7%, and averaged a discount of 11.5%. Any future narrowing in your Fund's discount would represent a favorable investment opportunity for you as stockholders. Your Board of Directors has in the past authorized targeted share repurchases. This policy is being continued.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL.


                   ADDRESS OF INVESTMENT ADVISER AND MANAGER

     The principal office of the Investment Adviser is located at Bockenheimer Landstrasse 42, 60323 Frankfurt am Main, Federal Republic of Germany. The corporate office of the Manager is located at 31 West 52nd Street, New York, New York 10019.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of February 6, 1995, no person, to the knowledge of management, owned of record or beneficially, more than 5% of the outstanding Common Stock of the Fund.

                                 OTHER MATTERS

     No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment in the interests of the Fund.


                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Fund's Annual Meeting of Stockholders in 1996 must be received by the Fund on or before November 28, 1995, in order to be included in the Fund's proxy statement and form of proxy relating to that meeting.


                         EXPENSES OF PROXY SOLICITATION

     The cost of preparing, assembling and mailing material in connection with this solicitation will be borne by the Fund. In addition to the use of mails, proxies may be solicited personally by regular employees of the Fund or the
Manager or by telephone or telegraph. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation materials to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection. The Fund has also made arrangements with Morrow & Co., Inc. to assist in the solicitation of proxies, if called upon by the Fund, at an estimated fee of $7,500 plus reimbursement of normal expenses.


                             ANNUAL REPORT DELIVERY

     The Fund will furnish, without charge, a copy of its annual report for the fiscal year ended October 31, 1994 to any stockholder upon request. Such requests should be directed by mail to The Future Germany Fund, Inc., 31 West 52nd Street, New York, New York 10019 or by telephone to 1-800-GERMANY.


                                                     Robert R. Gambee
                                                     Secretary


Dated:     March 6, 1995


STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE FUND.

                         THE FUTURE GERMANY FUND, INC.
                              31 West 52nd Street
                            New York, New York 10019
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert R. Gambee and Joseph Cheung as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of The Future Germany Fund, Inc. (the "Fund") held of record by the undersigned on February 6, 1995 at an Annual Meeting of Stockholders to be held on March 27, 1995 or any adjournment thereof.

   1.ELECTION OF DIRECTORS.   []FOR all nominees listed below             [] WITHHOLDING AUTHORITY
                                (except as marked to the contrary below)    to vote for all nominees listed below
   (Instruction: To withhold authority for any individual nominee strike a line through the nominee's name in the list below.)
                           CLASS I
                           (to serve until the 1998 Annual Meeting of Stockholders)
                           Dr. Rolf-Ernst Breuer              James Macmillan-Scott
                           Detlef Bierbaum           Edward C. Schmults

    2.TO RATIFY THE SELECTION BY THE BOARD OF DIRECTORS OF PRICE WATERHOUSE LLP
      AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING OCTOBER 31, 1995.
                         []FOR                              []AGAINST                           []ABSTAIN
    3.TO ADOPT A SHOCKHOLDER  PROPOSAL REQUESTING THE BOARD OF DIRECTORS TO APPROVE AND SUBMIT TO STOCKHOLDERS WITHIN 60 DAYS A PLAN
      WHEREBY THE FUND WOULD BE LIQUIDATED.
                         []FOR                              []AGAINST                           []ABSTAIN











    4.TO CONSIDER AND ACT UPON ANY OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.








     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2 and will be voted AGAINST Proposal 3.

     When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf.











                                            ------------------------------------
                                                     Name (please print)
                                            ------------------------------------
                                            Name of Corporation (if applicable)


                                            (By)______________(Date)______  1995
                                                  (Signature)

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.